                                                                    Exhibit 99.1


ITXC

PRESS RELEASE
FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Edward B. Jordan, CFO
1.609.750.3302
ir@itxc.com

MEDIA CONTACT:
Cynthia Artin
1.609.750.3202
cartin@itxc.com


                       ITXC REPORTS FIRST QUARTER RESULTS


April 21, 2003 -- Princeton, New Jersey -- ITXC Corp.(R) (NASDAQ: ITXC) reported revenues of $ 81.7 million for the first quarter of 2003, an increase of 42% from the same quarter of 2002 and a sequential increase of 9.6% from the fourth quarter in 2002. Of the revenues reported for the quarter, approximately $8.7 million relates to amounts from Interactive Marketing Technologies, Inc., which the Company has previously reported may not be ultimately collectible.

The Company's net loss for the first quarter of 2003 was $17.7 million. This compared to a net loss for the fourth quarter of 2002 of $19.2 million and a net loss for the first quarter of 2002 of $6.5 million. The Company's net loss for the first quarter of 2003 reflects the reserve for the $8.7 million of potential bad debt mentioned above.

The Company's net loss per share was $0.41 for the first quarter of 2003, as compared to a net loss per share of $0.44 for the fourth quarter of 2002 and a $0.14 net loss per share in the first quarter of 2002. The weighted average shares outstanding for the first quarter of 2003 were 42.6 million as compared with 44.0 million for the fourth quarter of 2002 and 45.9 million for the first quarter of 2002.

The Company reported revenues minus data communications and telecommunications expenses and minus network operations expenses (formerly referred to by the Company as gross profit) for the first quarter of 2003 of $6.6 million, as compared to $5.5 million in the fourth quarter of 2002, and as compared to $7.2 million in the first quarter of 2002.

During the first quarter of 2003 the Company reported SG&A expense of $18.7 million. Of this amount, $8.7 million represents a bad debt reserve for the full amount owed by IMT to ITXC.

The Company ended the quarter with over $73 million of cash, cash equivalents and marketable securities and only $500 thousand of long term debt, related to capital leases.

During the quarter the Company purchased no shares under its buyback authorizations.

Recent Accomplishments

   o Minutes of use grew in the first quarter of 2003 to 884 million, up from 658 million minutes in the first quarter a year ago and 847 million minutes in the fourth quarter of 2002. Revenue per minute increased from
      8.8 cents in the fourth quarter of 2002 to 9.2 cents in the first quarter of 2003.

   o ITXC continues to expand its network of carrier affiliations. For example, the Company recently announced agreements with three Brazilian carriers including Intelig and with Bezeq in Israel.

   o ITXC announced the opening of sales offices in Brazil, Israel, South Africa and Hong Kong.

   o ITXC's newest SuperPoP opened in late February in Frankfurt. This is the first SuperPoP built with ITXC's new carrier-grade "switchless" technology and it is an early success with more than five carriers already hooked up and more than a million minutes per week of traffic.

   o ITXC implemented and installed a new generation of its BestValue Routing(tm) technology. This proprietary technology, along with new network architecture based on Cisco gateways and gatekeepers, now enables better quality at better margins.

   o Since inception ITXC has delivered more than 6.5 billion minutes of voice service to carrier customers around the world. The Company estimates that it carried 10% of all traffic into India in the year since deregulation in that country.

Chairman Evslin's Comments

"Although we should be cautious of extrapolating from a quarter in which there is significant revenue whose collectibility is in doubt, there are positive signs of progress in the first quarter following the two disappointing quarters at the end of last year. Reported revenue is up 9.6% from the fourth quarter of 2002 to the first quarter of 2003. Even if we disregard all IMT revenue in both quarters, revenue increased by 7.4% sequentially from the fourth quarter of 2002 to the first quarter of 2003. ITXC traffic on Easter Sunday, traditionally a high day, set a new Sunday record of approximately 14.5 million minutes, 45% higher than the approximately 10 million minutes carried last Easter. This was the second highest traffic day in ITXC history with traffic just a few hundred thousand minutes less than that carried on Christmas Day, 2002. Peak days obviously should not be extrapolated as traffic forecasts but they are a good measure of the capacity of ITXC.net(R) in countries around the world.

"On a per minute basis, revenues minus data communications and telecommunications expenses and minus network operations expenses for the first quarter of 2003 was 0.75 of a cent, an increase over the 0.64 of a cent per minute of the previous quarter.

"We believe these improvements come from two deliberate shifts in traffic mix. In the fourth quarter of 2002, the percentage of our traffic from retail carriers was 33%. In the first quarter of 2003, 44% of our traffic was originated by retail carriers. In other words, ITXC is making good progress in its goal of obtaining traffic directly from the retail carriers such as mobile operators, prepaid card providers, and local exchange carriers who originate traffic rather than using other wholesale carriers as a channel to the retail carriers.


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

"In the fourth quarter of 2002, 26% of traffic was originated outside our SuperPoP locations in New York, Los Angeles, and London. By the first quarter of 2003, this number grew to 34%. ITXC's SNARC technology gives the Company a unique ability to pick up traffic from carriers very close to the point of origination. Our carrier customers save the cost of backhaul to the international hub cities and ITXC can achieve higher selling prices and better margins away from the hub cities.

"To sum up the quarter, although I am disappointed by our credit experience, we are making good progress on our goals of getting traffic directly from retail carriers and picking up traffic away from the hub cities. We have also accomplished significant upgrades in network architecture and routing technology which we believe will improve both our service and our bottom line in the quarters to come. Our presence in countries around the world continue to improve, and we believe this investment will also have future benefits."

Future Guidance

ITXC reaffirms that it expects:

   o  To have capital expenditures for calendar year 2003 of $20 million;

   o To have ample cash, cash equivalents and marketable securities for the current business plan;

   o  To first be cash flow and EPS positive in the first half of 2004;

   o That prior to becoming cash flow positive, the Company's cash is not expected to fall below $45 million, assuming that the Company doesn't recover any of the $8.7 million owed us by IMT, the full amount authorized by the ITXC Board for stock repurchase is actually spent and the absence of any major transactions; and

   o That the Company may remove certain equipment during 2003 which could require up to an $1 million impairment charge during 2003.

Other Recent Events

Chairman and CEO Tom Evslin recently announced that he plans to retire as CEO when a successor is in place but remain as non-Executive Chairman. The Company has engaged Heidrich & Struggles to conduct a CEO search. Evslin's plans include public service work in telecommunications in the developing world.

On April 10, 2003, IDT Corp. publicly announced that it intends to make an offer to purchase the outstanding common stock of ITXC for $1.40 per share in Class B common stock of IDT Corp. To date, IDT has not filed with the SEC the documentation necessary to commence a tender offer. The Company responded as follows in a press release dated April 10, 2003: "The ITXC Board of Directors has met and made an initial determination that the IDT proposal would not be in the shareholders' interests. ITXC cash and cash equivalents were approximately $1.70 per share at the end of the 1st quarter of 2003. Furthermore, the Company's net book value per outstanding share exceeded $2.65 per share at March 31, 2003. Moreover, ITXC has proprietary technology, much of which is patent protected, which has made the Company the acknowledged market share leader in International VoIP. ITXC's network spans more than 175 countries and it has hundreds of carrier customers including some of the largest in the world."


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

The Company has engaged the investment banking firm of Morgan Stanley & Co., Incorporated as its financial advisor with respect to any possible transactions and to assist the Company's efforts to protect and maximize shareholder value.

                                       ###

About ITXC:

ITXC Corp. is one of the world's leading carriers based on minutes of international traffic carried.

As a carriers' carrier, ITXC serves all major carriers in the US; many incumbent carriers worldwide including China Telecom, PLDT, Telkom South Africa, Telecom Colombia, Telenor, Telia, and VSNL; and emerging and competitive carriers including COTAS-Teledata in Bolivia, Vietel in Vietnam and Data Access in India.

ITXC also serves a growing number of mobile carriers including China Mobile, one of the world's largest mobile carriers. ITXC is the global market share leader in VoIP international calling with approximately 20% of the market, according to TeleGeography 2003.

ITXC is also the Fastest Growing Technology Company in North America according to the 2002 Deloitte & Touche Technology Fast 500 ranking. For more information about ITXC, please visit WWW.ITXC.COM

Forward looking statements: ITXC has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning ITXC's business, operations and financial condition. "Forward-looking statements" consist of all non-historical information, including the statements made under the caption "Future Guidance" and the references in this press release to ITXC's prospects, ITXC's future performance and IDT's plans with respect to ITXC. In addition, the words "could", "expects", "anticipates", "objective", "plan", "may affect", "may depend", "believes", "estimates", "projects" and similar words and phrases are also intended to identify such forward-looking statements. Actual results could differ materially from those projected in the Company's forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, difficulties in predicting the outcome of a contest for control; unanticipated technological difficulties; the volatile and competitive environment for Internet telephony and telecommunications; changes in domestic and foreign economic, market, and regulatory conditions; the inherent uncertainty of financial estimates and projections; uncertainty inherent in litigation; the creditworthiness of our customers; the impact of future transactions; and other considerations described as "Risk Factors" in Exhibit
99.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and in other filings by the Company with the SEC. All such forward-looking statements are current only as of the date on which such statements were made. ITXC does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

ITXC and ITXC.net are registered trademarks of ITXC Corp.

IN THE EVENT THAT IDT COMMENCES A TENDER OFFER WITH RESPECT TO THE COMMON STOCK OF ITXC, ITXC INTENDS TO PREPARE AND FURNISH TO THE SEC A SOLICITATION/RECOMMENDATION STATEMENT. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT CAREFULLY WHEN THE SOLICITATION/RECOMMENDATION STATEMENT IS AVAILABLE. THAT STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT ITXC AND THE IDT OFFER, IF IT MATERIALIZES. Investors and security holders will be able to obtain free copies of ITXC's Solicitation/Recommendation Statement and related documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov and from ITXC by contacting ITXC's investor relations department. ITXC files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by ITXC at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on public reference rooms. ITXC's filings with the Commission also are available to the public from commercial document-retrieval services and at the web site maintained by the Commission at http//www.sec.gov.


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

                          ITXC CORP. OPERATING RESULTS
                       Statement of Operations Information
                                    Unaudited

                                                                               Three Months ended March 31,
                                                                                2003                   2002
                                                                            -------------            -------------
Total revenues                                                              $  81,707,917            $  57,712,134
Costs and expenses:
Data communications and telecommunications (exclusive of
   depreciation shown separately below)                                        72,619,514               48,604,350
Network operations (exclusive of depreciation shown separately below and exclusive of equity related charges included in non-cash
   employee compensation)                                                       2,498,219                1,950,603
Selling, general and administrative (exclusive of depreciation shown separately below and exclusive of equity related charges included
   in non-cash employee compensation) (1)                                      18,704,116                7,030,946
Depreciation                                                                    5,635,925                5,723,131
Amortization and write-off of intangibles                                         121,352                    6,353
Restructuring charges                                                                  --                1,078,831
Non-cash employee compensation                                                         --                  697,361
                                                                            -------------            -------------
  Total operating costs and expenses                                        $  99,579,126            $  65,091,575
                                                                            -------------            -------------
Loss from operations                                                          (17,871,209)              (7,379,441)
Interest income, net                                                              353,843                  882,704
                                                                            -------------            -------------
Loss before income taxes                                                      (17,517,366)              (6,496,737)
Income tax expense                                                                173,534                       --
                                                                            -------------            -------------
Net loss                                                                    $ (17,690,900)           $  (6,496,737)
                                                                            ==============           ==============

Basic and diluted net loss per share                                        $       (0.41)           $       (0.14)
                                                                            ==============           ==============

Weighted average shares used in computation of basic and
    diluted net loss per share and cash basis loss per share                   42,641,594               45,911,551


Notes:

(1) Includes additional $8.7 million of bad debt expense related to the IMT matter.


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


                                   ITXC CORP.
                      Condensed Consolidated Balance Sheet


                                                                           March 31,             December 31,
                                                                              2003                   2002
                                                                         -------------           -------------
                                                                          (Unaudited)

Cash and cash equivalents                                                $  11,878,514           $  35,242,442
Marketable securities                                                       61,701,317              60,433,091
Accounts receivable, net                                                    25,320,089              25,332,565
Prepaid expenses and other current assets                                    5,662,569               5,360,291
                                                                         -------------           -------------
  Total current assets                                                     104,562,489             126,368,389

Property and equipment, net                                                 36,214,825              34,727,391
Intangible assets, net                                                      10,481,535              10,602,888
Other assets                                                                   889,193                 871,449
                                                                         -------------           -------------
  Total assets                                                           $ 152,148,042           $ 172,570,117
                                                                         =============           =============


Accounts payable and accrued liabilities                                 $  31,626,168           $  34,664,232
Other liabilities                                                              629,567                 624,567
Current portion of capital lease obligations                                 1,785,639               2,127,729
                                                                         -------------           -------------
  Total current liabilities                                                 34,041,374              37,416,528

Capital lease obligation, less current portion                                 512,494                 171,503

Common stock                                                                    46,851                  46,675

Additional paid in capital                                                 460,161,450             459,832,135
Accumulated other comprehensive income                                          90,755                 117,258
Accumulated deficit                                                       (332,891,071)           (315,200,171)
Treasury stock                                                              (9,813,811)             (9,813,811)
                                                                         -------------           -------------
  Total stockholders' equity                                               117,594,174             134,982,086

Total liabilities and stockholders' equity                               $ 152,148,042           $ 172,570,117
                                                                         =============           =============


Notes:

Cash and cash equivalents as of March 31, 2003 and as of December 31, 2002 include approximately $2.2 million in restricted cash.


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